Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of MVB Financial Corp. of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of MVB Financial Corp. for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Wexford, Pennsylvania
January 11, 2016

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345